Exhibit 4.1

【买方】

关于

Glory Star New Media Group Holdings Limited

之

股份认购协议

二〇二三年 月

SHARE SUBSCRIPTION AGREEMENT

[DATE], 2023

By and Among

[Purchaser]

and

Glory Star New Media Group Holdings Limited

目录

Table of Contents

第 1 条 释义/ARTICLE 1 DEFINITIONS	2

第 2 条 股份发行/ARTICLE 2 ISSUANCE OF SHARES	4

第 3 条 先决条件/ARTICLE 3 CONDITIONS PRECEDENT	5

第 4 条 支付方式/ARTICLE 4 PAYMENT METHOD	5

第 5 条 陈述和保证/ARTICLE 5 REPRESENTATIONS AND WARRANTIES	5

第 6 条 违约责任/ARTICLE 6 DEFAULT	12

第 7 条 保密/ARTICLE 7 CONFIDENTIALITY	13

第 8 条 适用法律及争议解决/ARTICLE 8 GOVERNING LAW AND DISPUTE RESOLUTION	14

第 9 条 不可抗力/ARTICLE 9 FORCE MAJEURE	15

第 10 条 协议生效、变更及终止/ARTICLE 10 EFFECTIVENESS, AMENDMENT AND TERMINATION	16

第 11 条 通知及送达/ARTICLE 11 SERVICE OF NOTICES AND SERVICE OF PROCESS	17

第 12 条 费用/ARTICLE 12 FEES	17

第 13 条 其他/ARTICLE 13 MISCELLANEOUS	18

i

股份认购协议

SHARE SUBSCRIPTION AGREEMENT

本协议于 2023 年     月     日由以下各方在 北京市 签订：

This Agreement is made and entered into on [DATE], 2023, in Beijing, by and between:

（1）【买方】 （以下简称“买方”）/[Purchaser] (“Purchaser”)

住所：【地址】

Registered Address: [Address]

（2）Glory Star New Media Group Holdings Limited（以下简称“Glory Star”或“公司”）/ Glory Star New Media Group Holdings Limited ("Glory Star" or the “Company”)

住所：Sertus Chambers, Governors Square, Suite#5-204, 23 Line Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Island.

Registered Address: Sertus Chambers, Governors Square, Suite # 5-204, 23 Line Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Island.

鉴于：

WHEREAS:

1、 Glory Star 系一家依据开曼群岛法律有效设立和存续的公司，截至本协议签署之日，Glory Star 已公开发行 92,317,950 股股份。

Glory Star is a company validly incorporated and existing under the laws of the Cayman Islands. As of the execution date of this Agreement, Glory Star has publicly issued 92,317,950 shares.

2、买方有意按照本协议约定的条款和条件，战略投资认购 Glory Star 股份，每份面值0.0001美元（“目标股份”）。

Purchaser intends to make an strategic investment, to subscribe for and purchase ordinary shares, par value $0.0001 per share (“Shares”), from Glory Star, in accordance with the terms and conditions set forth in this Agreement.

现各方在平等、自愿、诚信的基础上，依据相关法律、法规及规范性法律文件，经友好协商，达成本协议，以兹共同遵守：

NOW, THEREFORE, on the basis of the principle of equality, mutual assent and good faith, in accordance with relevant laws, regulations and regulatory legal documents, the Parties have reached this Agreement through friendly negotiations:

在本协议中，以上各方单独称为“一方”，合并称为“各方”。

The foregoing parties are referred to herein individually as a "Party" and collectively as the "Parties".

第1条 释义

Article 1 DEFINITIONS

1.1 除非具体条款另有约定，下列词语在本协议中使用时具有以下含义：

1.1 Unless otherwise specified in specific terms, the following terms used herein shall have the following meanings:

1.1.1 本协议，指各方签署的本股份认购协议，包括对本股份认购协议的任何修改、变更、修订或补充。

1.1.1 "Agreement" means this Share Subscription Agreement among the Parties, including any change, revision, amendment or supplement to this Share Subscription Agreement.

1.1.2 本次认购，指买方或其指定关联方根据本协议约定的条款和条件及纳斯达克相关规则认购 Glory Star 新发行目标股份的行为。

1.1.2 "Subscription" means the subscription by Purchaser or its designated affiliate for the newly issued Shares of the Glory Star pursuant to the terms and conditions of this Agreement and under the relevant NASDAQ rules.

1.1.3 美国证券交易委员会，指 U.S. Securities and Exchange Commission。

1.1.3 "SEC" means the United States Securities and Exchange Commission.

1.1.4 纳斯达克，指美国全国证券交易商协会自动报价表（National Association of Securities Dealers Automated Quotations）。

1.1.4 "NASDAQ" means the US National Association of Securities Dealers Automated Quotation.

1.1.5 关联方，指就任何主体而言，一个或一个以上的主体直接或间接控制该主体或受到该主体的控制或与该主体共同受其他主体的控制的情形。本款之“控制” (包括“被控制”及“被共同控制”)是指通过持有具有表决权的股权、股份、其他有价证券、合同、协议或其他方式，可决定/调整某一方的经营及政策或直接/间接拥有使该等决定或调整成为可能的权利。

1.1.5 "Affiliate" means, with respect to any Person, any circumstance that one or more Persons directly or indirectly Controlling or Controlled by or under common Control with such Person. For the purpose of this section, "Control" (including the terms "controlled by" and "under common control with") means the possession of the power to determine/adjust the operation and policies of a party or the possession, directly or indirectly, of the power to make such determination or adjustment possible, whether through the ownership of voting equity interests, shares, other securities, contracts, agreements or otherwise.

1.1.6 工作日，指除周六、周日以及中国或美国的公休日以外之日中，中国或美国银行营业之日。

1.1.6 "Business Day" means a day (other than a Saturday or a Sunday) that the banks in the United States and PRC are generally open for business.

1.1.7 组织文件，对于任何一方而言，指该方的公司章程、营业执照、批准证书、股东协议、或与此相当的管理或组织文件。

1.1.7 "Constitutional Documents" means, in respect of any Party, the articles of association, business license, approval certificate, shareholders' agreement, or any equivalent governing or constitutional documents of such Party.

1.1.8 适用法律，对于任何一方而言，指适用于该方或对该方或其任何财产有约束力的、公开、有效并且适用的法律、法规、决定、命令、相关政府部门规章和地方政府规章以及其他形式的具有法律约束力的规范性文件。

1.1.8 "Applicable Law" means, in respect of any Party, public, valid and applicable laws, regulations, decisions, orders, relevant governmental rules and local government regulations and regulatory documents in other forms legally binding as applicable to such Party or binding upon such Party or any of its properties.

1.1.9 中国，指中华人民共和国，为本协议之目的，不包括中国香港、澳门特别行政区和中国台湾省。

1.1.9 "PRC" means the People’s Republic of China and for purposes of this Agreement, excludes Hong Kong, Macao Special Administrative Region and Taiwan.

1.2 在本协议中除非上下文另有规定：(i) 凡提及本协议应包括对本协议的任何修订或补充的文件；(ii) 凡提及条款是指本协议的条款；(iii) 本协议的目录和条款的标题仅为查阅方便而设置，不应构成对本协议的任何解释，不对标题之下的内容及其范围有任何限定；(iv) 除另有约定外，本协议提及的日、天均为自然日。

1.2 In this Agreement, unless otherwise expressly provided therein: (i) any reference to "this Agreement" shall include any documents that modify or supplement this Agreement; (ii) any reference to "Articles" or "Sections" means a reference to a "Section" or "Sections" of this Agreement; (iii) the table of contents and headings to Articles are inserted for ease of reference only and shall not be construed as interpreting this Agreement or limiting the matters under such headings or the scope thereof; (iv) unless otherwise agreed, any reference to "day" or "day" in this Agreement means a natural day.

第2条 股份发行

Article 2 ISSUANCE OF SHARES

2.1 各方同意，在本协议第 3.1 条规定的先决条件全部获得满足的情况下，买方或其指定关联方将认购 Glory Star 新增发行的___股目标股份，认购总价为___万美元（“认购价款”），折合每股2.48美元（“本次认购”）。

2.1 The Parties agree that, upon satisfaction of all the conditions precedent set forth in Article 3.1 hereof, Purchaser or its designated affiliate shall subscribe for ___________ newly issued Shares for an aggregate purchase price of US $[__] (the "Subscription Price"), or US $2.48 per share (this "Subscription").

2.2 各方同意，本次认购应符合相关法律、法规和美国证券交易委员会、纳斯达克的相关规定，各方应就满足该等规定及时提供必要的配合。

2.2 The Parties agree that this Subscription shall be in compliance with relevant laws and regulations and relevant rules of the SEC and NASDAQ, and the Parties shall timely provide necessary cooperation for the satisfaction of such rules.

2.3 买方保证其或其指定的关联方作为本次认购的投资主体，在签署本协议时已确定无需或已取得相关备案，不存在影响本次认购交易进程的程序障碍。

2.3 Purchaser warrants that it or its designated affiliate (s), as the investor of this Subscription, is not required or has already obtained relevant filing and there is no procedural obstacle that may affect the progress of this Subscription.

第3条 先决条件

Article 3 CONDITIONS PRECEDENT

3.1 本次认购发行应以下述先决条件的成就为前提：

3.1 This Subscription shall be subject to the fulfillment of the following conditions precedent:

3.1.1 本次认购获得买方投资委员会的批准。

3.1.1 This Subscription has been approved by Purchaser's Investment Committee.

3.1.2 Glory Star内部批准。根据相关法律、法规，组织文件和美国证券交易委员会、纳斯达克的相关规定，本次认购有关事宜获得了Glory Star董事会、股东大会（如涉及）的有效批准。

3.1.2 Internal Approval of the Glory Star. In accordance with relevant laws, regulations, organizational documents, and the relevant provisions of the SEC and NASDAQ, the matters related to this Subscription have obtained the effective approval of the Glory Star's board of directors and, if applicable, the shareholders of Glory Star.

3.1.3 本次认购有关事宜已根据相关法律、法规和美国证券交易委员会、纳斯达克的相关规定获得了美国证券交易委员会批准/备案（如须）等外部监管部门就本次认购所必须的批准/备案。

3.1.3 The matters relating to this Subscription have obtained approval/finished filing, as required, from/with the SEC and other external regulatory agencies in accordance with relevant laws, regulations, and the relevant provisions of the SEC and NASDAQ.

第4条 支付方式

Article 4 PAYMENT METHOD

4.1 买方同意，在本协议第 3.1 条规定的先决条件全部获得满足的前提下，买方应按照Glory Star确定的具体缴款日期将本次认购款足额缴付至Glory Star的指定账户(“交割日”)。

4.1 Purchaser agrees that, subject to the satisfaction of all conditions precedent set forth in Section 3.1 hereof, Purchaser shall make full payment of the Subscription Price to the designated account of the Glory Star on the payment date determined by the Glory Star (“Closing Date”).

第 5 条 陈述和保证

ARTICLE 5 REPRESENTATIONS AND WARRANTIES

5.1 于本协议签署日，本协议各方相互做出如下陈述和保证：

5.1 Each of the Parties to this Agreement hereby represents and warrants to each other that, as of the date of this Agreement:

5.1.1 组织和状况。协议各方已根据适用法律合法设立、有效存续/具有完全的民事权利能力及民事行为能力订立本协议，并按本协议行使权利及履行义务。

5.1.1 Organization and Status. Each of the Parties to this Agreement has been duly organized and validly existing/in full force and effect under applicable laws, and has the civil rights capacity and the civil capacity to enter into this Agreement and to exercise its rights and perform obligations in accordance herewith.

5.1.2 授权。除本协议另有规定外，协议各方有权力和授权签署和履行本协议并完成本次认购，且前述行为已经获得所有必要的授权，对其构成有效和具有法律约束力的义务并具有强制执行力。

5.1.2 Authorization. Except as otherwise provided in this Agreement, each of the Parties to this Agreement has the power and authority to enter into and perform this Agreement, and to consummate this Subscription, and such actions have been duly authorized, constitute valid and legally binding obligations of the Parties and are enforceable.

5.1.3 无冲突。协议各方签署和履行本协议不会(i) 导致违反其组织文件的任何条款（如有）；(ii)导致违反或抵触其为一方当事人而签署的其他合同、协议或具有法律约束力的安排的任何条款或规定，或者构成该等协议或安排项下的违约；(iii) 导致其违反任何适用法律。

5.1.3 No Conflicts. The execution and performance of this Agreement by each of the Parties to this Agreement will not (i) result in a breach of any of its constitutional documents, if any; (ii) result in a breach of or be in conflict with any term or provision of any other contract, agreement or legally binding arrangement to which it is a party or constitute a default under any such agreement or arrangement; or (iii) result in a breach of any applicable Laws.

5.1.4 无进一步要求。除本协议另有规定外，其完成本协议所述的交易无需获取来自任何第三方或相关主管部门的同意、批准、授权、命令、登记、备案。

5.1.4 No Further Requirements. Except as otherwise required in this Agreement, the consummation by it of the transactions contemplated hereby shall not be required to obtain/finish any consent, approval, authorization or order of, registration or filings with any third party or competent authority.

5.1.5 无法律程序。不存在下述情况的重大未决法律纠纷：(i) 试图限制或禁止其签署和履行本协议并完成本次认购，或(ii) 经合理预期可能对其履行本协议项下义务的能力或完成本次认购的能力造成重大不利影响。

5.1.5 No Legal Proceedings. There are no material unresolved legal disputes which could (i) attempt to limit or prohibit the execution and performance of this Agreement and completion of this Subscription, or (ii) reasonably be expected to have a material adverse effect on any Party's ability to perform its obligations under this Agreement or complete this subscription.

5.1.6 尽力配合。协议各方保证尽力自行及配合其他方获得履行本协议所需的政府或有关主管部门的审批、核准、备案、登记、同意、许可文件及其他第三方的同意文件；以及为顺利实施本次认购根据美国证券交易委员会的规定签署相关交易文件（如需）。

5.1.6 Good Faith Cooperation. Each Party warrants that it shall use its best efforts to obtain, on its own and in cooperation with the other Party, the approvals, consents, permits, registrations, authorizations, filings and other third-party agreements necessary for the performance of this Agreement from the relevant government or regulatory authorities, as well as to sign the relevant transaction documents required under the regulations of the SEC for the successful implementation of this Subscription (if necessary).

5.2 买方陈述和保证

5.2 Representations and warranties of Purchaser

买方就截至签字日和交割日现况，对公司做出以下陈述和保证：

Purchaser hereby represents and warrants to Glory Star, as of the date hereof and as of the closing date, as follows:

5.2.1 商业和财务经验。买方属于《1933年证券法修正案》（“证券法”）的D规则第501条规定定义下的合格投资者，并具备相应的商业和财务知识和经验来审核此目标股份购买交易的内容和风险。买方的财务状况允许其去承担在不定期间内持有该目标股份和损失全部投资的经济风险。

5.2.1 Business and Financial Experience. Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (“Securities Act”) and has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of Purchaser’s purchase of Shares as contemplated by this Agreement. Purchaser’s financial situation is such that it can afford to bear the economic risk of holding the Shares for an indefinite period of time and suffer complete loss of such Purchaser’s investment.

5.2.2 自有账户购买。买方 a）以投资目的而非名义人或代理人的身份购买股票，且无意或预期去转售、派发、分销部分或全部目标股份份额，b) 目前没有安排或意向去转售、派发，或授权参与认股该目标股份，c) 未与任何主体就任何目标股份达成向该主体或任何第三方主体出售、转让或授予参与权的任何合同、承诺、协议或安排。

5.2.2 Purchase for Own Account. Purchaser (a) is purchasing the Shares for its own account (not as a nominee or agent) for investment purposes only and not with an intent or view to, or for, resale, distribution, or fractionalization thereof, in whole or in part, (b) has no present arrangement or intention to sell or distribute the Shares, or to grant participation in the Shares, and (c) does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person, or to any third person, with respect to any of the Shares.

5.2.3 没有广告或公众游说。买方购买该目标股份不是基于任何报纸、杂志或类似媒体上的广告、文章、通知或其他通讯，或在电视或广播中播出、或在任何研讨会或会议中呈现的内容，或任何买方之前未知的人在证券投资方面的游说。就此目标股份出售购买，公司和买方均没有从事任何 “引导性销售行为”（证券法S规则定义）。

5.2.3 No Advertisement or General Solicitation. Purchaser is not purchasing the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally. In connection with the offer and sale of Shares to Purchaser, neither the Company nor Purchaser has engaged in any “directed selling efforts” (as defined in Regulation S under the Securities Act).

5.2.4 非承销商。买方不属于承销商或目标股份中介，且并不是在按某种合同协议来参与分销目标股份。

5.2.4 Not an Underwriter. Purchaser is not an underwriter or dealer in the Shares and it is not participating, pursuant to a contractual agreement, in a distribution of the Shares.

5.2.5 非美国人。买方非S规则定义下的 “美国人”，且不是代理美国人来购买该目标股份。买方确认在收到公司发出的购买目标股份的要约时，其并没有在美国境内，且买方和Glory Star 之间实质性的谈判和沟通没有发生在美国境内。买方同意不使用该目标股份来进行对冲交易，除非符合证券法规定。

5.2.5 Non-U.S. Person. Purchaser is not a “U.S. Person” as defined by Regulation S and is not acquiring the Shares for the account or benefit of a U.S. Person. Purchaser acknowledges that the it was not in the United States at the time the offer to purchase the Shares was received from the Company and that all substantive negotiations and communications between Purchaser and Glory Star have occurred outside the United States. Purchaser agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the Securities Act.

5.2.6 外国投资人。买方不是 “美国人”（美国税法1986年法案的7701(a)(30)条规定定义下），且买方现陈述其满足了所在的管辖地有关该协议规定下的目标股份交易的相关法律要求，包括（a）所在管辖地的有关股份购买的相关法律规定, (b)任何与该交易相关的外汇管制规定，(c)任何必须获得的政府和其他许可，以及（d）如有，与该股份购买，持有，兑换，出售或转移相关的收入税或其他税收影响。买方的股份购买和支付对价给与其对股份的所有权，不会违反买方所在管辖地的证券法和其他适用法律法规。

5.2.6 Foreign Investor. Purchaser is not a “U.S. Person” (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), and Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any offer and sale of the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares, (b) any foreign exchange restrictions applicable to such purchase, (c) any governmental or other consents that may need to be obtained, and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Purchaser’s purchase and payment for, its beneficial ownership of the Shares, will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

5.2.7 投资意向；蓝天法。买方为自己账户购买该目标股份，而非代持或受托人，且不是意向于分销转售。买方了解，因其依赖于证券法相关规定下豁免注册的要求，该股份的发行没有也不会按证券法要求注册。该豁免情形将决定于，包括其他因素，买方的真实和准确的居住地，公司将依赖此陈述来满足蓝天法的法规要求。

5.2.7 Investment Intent; Blue Sky. Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to or for resale in connection with any distribution thereof. Purchaser understands that the issuance of the Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of Purchaser’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable Blue Sky laws.

5.2.8 转售限制。买方或代理买方的任何人，未曾参与或不会参与任何针对美国人或在美国境内的针对该股份进行的“引导性销售行为”（S规则定义），且买方及其代表已经并将会遵守证券法S规则的相关限制性发行要求。在从股份发行日其到该日期一周年的期间内，或者S规则或其他相应证券法规定允许的更短期间内（“限制期”），买方不得进行要约，出售，质押或者转售这些目标股份给美国人，或者在美国本土内进行交易，或者进行其他违反S规则的行为。买方没有在美国进行，且不会在限制期内对该股份进行任何做空，或对冲交易行为，包括任何期权，卖权及其他选择权交易，期权合同或股权交换等。买方在限制期结束后的出售要约，质押或者转移该股权必须按照S规则要求进行交易，按照证券法注册要求或其合规的豁免，遵守联邦或适当的州法，并承诺不对此股份进行对冲交易，除非符合证券法规定除外。

5.2.8 Transfer Restrictions. Purchaser or any person acting on the Purchaser’s behalf has not engaged, or will not engage, in any “directed selling efforts” (as defined under Regulation S) to U.S. Persons or in the U.S. with respect to the Shares and Purchaser and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act. Purchaser will not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the U.S., or to a U.S. Person for the account or benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S. Purchaser has not in the U.S., engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap. Purchaser will, after expiration of the Restricted Period in compliance with Regulation S, offer, sell, pledge or otherwise transfer the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and federal securities laws, and agrees not to engage in hedging transactions with regard to such Shares unless in compliance with the Securities Act.

5.2.9 限制性股份。买方明白，其购买的股份根据联邦证券法规定性质为“限制性目标股份”，即从Glory Star购买该目标股份不涉及公开发行的交易，且该目标股份在没有按证券法注册的前提下仅能在某种有限的情形按照证券法相应的法规才能进行转售。买方熟悉目前生效的144规则，并明白其以及证券法对转售的相关限制。

5.2.9 Restricted Shares. Purchaser understands that the Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Glory Star in a transaction not involving a public offering and that under such laws and regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Purchaser is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(i) 限制性标记。买方同意不处置该目标股份，除非按照生效的符合证券法规定的注册文本，或者按照相关联邦和州证券法规定的豁免来进行交易。买方确认和同意股份凭证应印有144规则要求标记或以下标识，以及其他联邦和州证券法要求的印记。

(i) Restrictive Legend. Purchaser covenants not to dispose of any of the Shares other than in conjunction with an effective registration statement under the Securities Act or pursuant to another exemption from registration and in compliance with the applicable federal and states securities laws. Purchaser acknowledges and agrees that the certificate representing the Shares shall be endorsed with a Rule 144 legend or the following legends, as well as any other legend required to be placed thereon by applicable federal or state securities laws.

“该股份出售给非美国人的购买者（按1933年证券法以及其修改案下的S规则（“证券法”）），且依据美国证券法S规则没有在美国证监会注册。”

“THE SHARES ARE BEING OFFERED TO PURCHASERS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“该股份的转售是被禁止的，除非根据S规则的相关要求，或证券法的注册要求，或其他合规的豁免要求。此股份不得进行对冲交易，除非遵守证券法的相关规定进行交易除外。”

“TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

“该股份没有按1933年证券法（及修改案，“法案”）或者按美国各州证券法进行注册。该股份不得被转售，出售，要约出售，质押或抵押 (A)如果没有(1)根据证券法案来进行有效的注册，（2）证券法案或其他适用证券法的豁免要求，或（3）给公司提供合理满足的法律意见来说明不需要注册；以及（B）在购买交割后的40天内，在美国境内出售或者出售给美国人，根据证券法案的S规则定义。任何违反这些限制要求的试图转售，出售，质押或抵押该股份的行为均为无效的。”

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (2) AN EXEMPTION OR QUALIFICATION UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS OR (3) DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED; AND (B) WITHIN THE UNITED STATES OR TO ANY U.S. PERSON, AS EACH OF THOSE TERMS IS DEFINED IN REGULATION S UNDER THE ACT, DURING THE 40 DAYS FOLLOWING CLOSING OF THE PURCHASE. ANY ATTEMPT TO TRANSFER, SELL, PLEDGE OR HYPOTHECATE THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.”

买方同意公司对此记录做标识，或给与证券交易操作中介指令来执行对目标股份的限制性。

Purchaser consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares.

5.2.10 境外交易。买方已被告知并确认，公司依赖证券法颁布的S规则以及/或证券法第4(a)(2)条提供的的注册豁免来进行该目标股份的出售。买方购买该股份属境外交易依赖证券法颁布的S规则以及/或证券法第4(a)(2)条提供的的注册豁免。

5.2.10 Offshore Transaction. Purchaser has been advised and acknowledges that in issuing Shares to it pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S and/or Section 4(a)(2) promulgated under the Securities Act. Purchaser is acquiring its Shares in an offshore transaction in reliance upon the exemption from registration provided by Regulation S and/or Section 4(a)(2) promulgated under the Securities Act.

5.2.11 独立审核。买方在决定购买该目标股份时，a)已经获得，审阅，并理解该协议内容; b)在交易前已被提供公司信息，并且有机会询问有关Glory Star，业务计划，管理层和财务状况及有关该股份交易的条件相关问题，得到公司或任何代表公司的个人的答复，且买方已得到完整满意的回复；c)仅依赖此协议提供的信息或通过自行调查得到的信息；d) 理解律师，会计师或其他聘请来代表公司提供服务的专业人士并不是被聘请来代表买方的利益，并陈述确认其已经就此股份交易进行咨询并依赖其自己的律师或顾问来做出独立的法律，会计，财务和税收意见，包括但不限于有关股份的转售性，税收以及该投资的影响，以及买方进行该投资的适当性；e)确认，公司的账本已经在合理通知前提下在公司主要运营地和工作时间被提供予以审查，且公司的管理层对该交易的相关问题提供回复; 且f) 确认该股份的购买涉及高风险，并进一步确认其能够承担购买股份的经济风险，包括承担其投资的全部损失。

5.2.11 Independent Review. Purchaser in making the decision to purchase the Shares subscribed for: (a) has received, read and is familiar with this Agreement; (b) has, prior to any sale, been given access and the opportunity to ask any and all questions it had, and to receive answers from the Company or any person acting on its behalf concerning the Glory Star, its business plan, management and current financial condition, and/or the terms and conditions of the offer and sale of the Shares, and Purchaser has received complete and satisfactory answers to any such inquiries; (c) has relied solely upon the information contained within this Agreement or upon information obtained in its own investigation; (d) understands that the attorneys, accountants or other professionals who have been employed to perform services on Glory Star’s behalf have NOT been employed to represent the interests of Purchaser, and represents that it has consulted with and is relying on its own counsel or advisors for independent legal, accounting, financial and tax advice concerning this investment in Glory Star, including but not limited to advice as to the legality of any resale of the Shares, tax or other consequences of such investment in Glory Star, and the suitability of the investment for Purchaser; (e) acknowledges that the books and records of Glory Star have been available for inspection upon reasonable notice and during reasonable business hours at Glory Star’s principal place of business and that the appropriate officers of Glory Star have been available to answer any questions concerning this investment; and (f) acknowledges that the purchase of the Shares involves a high degree of risk and further acknowledges that it can bear the economic risk of the purchase of the Shares, including the total loss of its investment.

5.2.12 中介或中间人。买方目前和将来均不会因其采取的任何行动而直接或间接地发生与本协议或本协议拟议交易相关的经纪费、中介费或代理费或任何类似收费的任何负债。

5.2.12 Brokers or Finders. Purchaser has not and will not incur, directly or indirectly, as a result of any action taken by it, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

第6条 违约责任

Article 6 DEFAULT

6.1 除不可抗力因素外，本协议任何一方未履行或未适当履行其在本协议项下承担的任何义务，或违反其在协议项下作出的任何陈述和/或保证，均视为违约，该方（以下简称“违约方”）应在未违反本协议一方（以下简称“守约方”）向其送达要求纠正的通知之日起 30 日内（以下简称“纠正期限”）纠正其违约行为；如纠正期限届满后，违约方仍未纠正其违约行为，则守约方有权要求违约方承担违约责任，并赔偿由此给守约方造成的全部损失。

6.1 Except for the cause of Force Majeure, the failure or inadequate performance by either Party under this Agreement, or the breach of any representation and/or warranty made by such party under this agreement, shall be deemed a default, except for circumstances beyond their control. The Party in default (hereinafter referred to as the "Defaulting Party") shall correct its default within 30 days (hereinafter referred to as the "Cure Period") from the date the other Party (hereinafter referred to as the "Non-defaulting Party") delivers a notice requesting correction of the default, unless otherwise provided in this Agreement. If the Defaulting Party fails to correct its default within the Cure Period, the Non-defaulting Party shall be entitled to demand the Defaulting Party to assume its liability for the default and to compensate for all the losses incurred as a result.

6.2 本协议生效后，买方违反本协议的约定迟延支付认购款，每延迟一日应向Glory Star支付本次认购款 0.05%的滞纳金，且买方应负责赔偿其迟延支付行为给本协议 Glory Star 造成的一切直接经济损失，并继续履行其在本协议项下的付款义务。

6.2 After this Agreement comes into effect, if Purchaser delays the payment of the Subscription Price, which is in breach of this Agreement, it will be required to pay a late fee of 0.05% of the subscription amount for each day of delay. In addition, Purchaser will be responsible for compensating Glory Star for any direct economic losses caused by the delayed payment and must continue to fulfill the payment obligations under this Agreement.

6.3 为避免疑义，本协议签署后，因本协议第 3.1 条协议生效的先决条件未成就而导致本协议未生效，不应视为相关方违反本协议。

6.3 For the avoidance of doubt, after the execution of this Agreement, if this Agreement fails to become effective due to the dissatisfaction of the conditions precedent to the effectiveness of this Agreement as set forth in Article 3.1, the relevant Party shall not be deemed to have breached this Agreement.

6.4 买方同意赔偿并保护Glory Star及Glory Star的控制人（按证券法的15条规定），Glory Star的高管、经理、成员、董事、代理人和关联方免受由于买方在本协议中的任何虚假陈述或违反任何保证，或在与其在Glory Star投资相关的任何文件中向公司提供的信息而引起的任何损害、损失、费用和支出的责任，包括合理的律师费用和调查或筹备任何已开始或可能面临的诉讼或任何索赔所需的费用。

6.4 Purchaser agrees to indemnify and hold Glory Star and any person, if any, who controls the Company, within the meaning of Section 15 of the Securities Act, and Glory Star’s officers, managers, members, directors, agents, attorneys, and affiliates harmless from and against all damages, losses, costs and expenses, including reasonable attorneys’ fees and expenses reasonably incurred in the investigation or preparation in defense of any litigation commenced or threatened or any claim whatsoever, which they may incur by reason of any misrepresentation or breach of any warranty made by Purchaser herein, or in any document provided by Purchaser to the Company in connection with Purchaser‘s investment in Glory Star.

6.5 本第6条在本协议解除或终止后持续有效。

6.5 This Article 6 shall survive rescission or termination of this Agreement.

第7条 保密

Article 7 CONFIDENTIALITY

7.1 除相关法律、法规或规范性文件另有规定，或美国证券交易委员会、纳斯达克提出任何要求外，本协议任何一方均应当，并应当促使其代理人、员工和顾问，对另一方的保密信息予以严格保密，未经对方书面同意，任何一方均不得将上述保密信息予以披露（包括但不限于通过接受采访、回答问题或接受调查、举行新闻发布或者其他方式）。在本协议中，“保密信息”是指本协议的存在及其内容，本协议项下的交易、安排或任何其他附属事项及本次认购所涉及的所有资料。保密信息不包括(i) 在披露方作出披露的时候已经被接受方所掌握的信息；(ii) 并非由于接受方的不当行为而众所周知的信息；(iii) 由接受方通过第三方正当获取的信息；(iv) 任何根据法律、法规、规范性文件或美国证券交易委员会、纳斯达克的规定而被要求披露的信息；或(v) 向披露方的专业顾问披露，但该等专业顾问就披露给其的任何信息对披露方负有保密义务。

7.1 Except as otherwise provided under Applicable Laws, regulations or regulatory documents, or unless otherwise provided by the SEC or NASDAQ, each Party shall, and shall cause its agents and employees and consultants to maintain in strict confidence of the other Party's Confidential Information. Without obtaining the other Party's prior written consent in writing: neither Party shall disclose such Confidential Information to the other Party (including, without limitation, by accepting interviews, answering questions or surveys, news releases or otherwise). For the purposes of this Agreement: "Confidential Information "means the existence of this Agreement and its contents, the transactions, arrangements or other ancillary matters contemplated by this Agreement, and all information relating to this Subscription. The Confidential Information shall not include information which (i) was already in the possession of the Receiving Party at the time of such disclosure by the Disclosing Party, (ii) general public knowledge, otherwise than as a result of improper conduct by the Receiving Party; (iii) properly obtained by the Receiving Party through a third party; (iv) is required to be disclosed under provisions of law, regulation, regulatory document or rules of the SEC or NASDAQ; or (v) is disclosed to professional advisors of the Disclosing Party, provided that such advisors are under a duty of confidence, bound to the Disclosing Party, regarding any information disclosed to them.

7.2 本保密条款在本协议解除或终止后仍然有效。

7.2 This Confidentiality Section shall survive rescission or termination of this Agreement.

第 8 条 适用法律及争议解决

Article 8 GOVERNING LAW AND DISPUTE RESOLUTION

8.1 本协议的订立、履行、解释及与本协议相关的一切事宜适用中国法律。如果任何一方的权益因新颁布的法律、法规受到严重不利影响，各方应协商做出必要的调整，以维护各方的利益。

8.1 The execution, performance and interpretation of this Agreement and all matters related hereto shall be governed by the laws of the People's Republic of China. If the rights and interests of any Party are adversely and materially affected due to new laws and regulations, the Parties shall negotiate to make necessary adjustments in order to protect the rights and interests of each Party.

8.2 本协议项下发生的任何纠纷，各方应首先通过友好协商方式解决。协商不成的，任何一方均可将该争议提交中国国际经济贸易仲裁委员会，按照申请仲裁时该会现行有效的仲裁规则进行仲裁。仲裁地点为北京。仲裁以中文进行。仲裁裁决是终局的，对各方均有约束力。

8.2 Any dispute arising from or in connection with this Agreement shall be first resolved by the Parties through friendly negotiation. Should such negotiation fail, any Party may refer such dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration shall be conducted in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award shall be final and binding on all Parties.

8.3 除非争议事项涉及根本性违约，在争议解决期间，各方应继续履行本协议其他条款。

8.3 Unless the matter in dispute involves a fundamental breach, during the period of dispute resolution, the Parties shall continue to perform other terms of this Agreement.

第9条 不可抗力

Article 9 FORCE MAJEURE

9.1 不可抗力是指各方或者一方不可预见，或即使可预见也不可避免并不可克服的客观事件，包括但不限于战争、地震、洪水、火灾、战争、罢工等。

9.1 "Force Majeure" means any objective event which is unforeseeable, or unavoidable and insurmountable even if foreseeable, including but not limited to wars, earthquakes, floods, fires, wars and strikes.

9.2 如果一方因不可抗力事件而不能履行其任何义务，因不可抗力事件而不能履行的本协议项下义务的履行时间应予延长，延长的时间等于不可抗力事件所导致的延误时间。声称遭遇不可抗力事件而不能履行义务的一方应采取适当措施减少或消除不可抗力事件的影响，并应尽合理努力尽快恢复履行受不可抗力事件影响的义务。

9.2 If a Party is unable to perform any of its obligations because of an event of Force Majeure, the time for performance of the obligations under this Agreement of such prevention shall be extended by a period equal to the delay caused by the event of Force Majeure. The Party claiming inability to perform its obligations due to an event of Force Majeure shall take appropriate means to minimize or remove the effects of the event of Force Majeure, and shall use reasonable efforts to resume performance of the obligation affected by the event of Force Majeure as soon as possible.

9.3 受不可抗力事件影响的一方应在不可抗力事件发生后的 5 个工作日内通知另一方并提供其所能得到的证据。

9.3 The affected Party shall notify the other Party and provide available evidences within five (5) business days after the occurrence of the event of Force Majeure.

9.4 如任何一方因不可抗力事件而无法全部或部分履行其在本协议项下的任何义务，则该方不视为违约，不承担违约责任。

9.4 Should any Party be prevented from performing all or any part of its obligations under this Agreement as a result of an event of Force Majeure, such Party shall not be deemed to be in breach of this Agreement, and shall not be liable for breach of this Agreement.

9.5 如不可抗力事件及其影响持续 30 日或以上并且致使任何一方丧失继续履行本协议的能力，则本协议任何一方有权以书面通知的方式解除本协议。

9.5 If such event of Force Majeure and its effect continue for thirty (30) days or more and, as a result, forfeiture of any Party's ability to continue performance of this Agreement, either Party shall have the right to terminate this Agreement by written notice.

9.6 在发生不可抗力事件期间，除因不可抗力事件导致不能履行的方面外，各方应在其他各个方面继续履行本协议。在不可抗力发生期间中止履行的义务应于不可抗力事件或其影响终止或消除后立即恢复履行。

9.6 During the occurrence of an event of Force Majeure, the Parties shall in all other respects continue their performance of this Agreement except to the extent such non-performance is due to such event of Force Majeure. The obligations suspended during the occurrence of an event of Force Majeure shall be resumed as soon as the event of Force Majeure or the effect thereof has been cured or removed.

第 10 条 协议生效、变更及终止

ARTICLE 10 EFFECTIVENESS, AMENDMENT AND TERMINATION

10.1 本协议经授权代表签字之日起生效。

10.1 This Agreement shall come into effect from the date when it is signed by the authorized representatives.

10.2 本协议的变更需经各方协商一致并另行签署书面补充协议。

10.2 Any amendment of this Agreement shall be agreed upon by the Parties through negotiations and a written supplemental agreement shall be separately executed.

10.3 本协议可依据下列情况之一而终止：

10.3 This Agreement may be terminated in any of the following circumstances:

10.3.1 如本协议第 3.1 条所述先决条件未能完成，任何一方均有权以书面通知的方式终止本协议。

10.3.1 If the conditions precedent set forth in Article 3.1 of this Agreement are not fulfilled, either Party shall have the right to terminate this Agreement.

10.3.2 如果有关主管部门、证券交易所作出的限制、禁止和废止完成本次认购的永久禁令、法规、规则、规章和命令已属终局且不可上诉，任何一方均有权以书面通知方式终止本协议。

10.3.2 If the regulatory authorities or securities exchanges have issued permanent restrictions, prohibitions, or cancellations on the completion of this subscription, and these regulations have already been concluded and cannot be appealed, and these permanent injunctions, regulations, rules, regulations and orders are final and non-appealable; either Party shall have the right to terminate this Agreement by written notice.

10.3.3 经各方协商一致并签署书面协议，可终止本协议。

10.3.3 This Agreement may be terminated by the Parties upon the mutual agreement and execution of a written agreement.

10.3.4 如任何一方严重违反本协议规定，在守约方向违约方送达书面通知要求违约方对此等违约行为立即采取补救措施之日起 30 日内，此等违约行为仍未获得补救，守约方有权单方以书面通知方式终止本协议。

10.3.4 If any Party is in material breach of this Agreement, the non-breaching Party shall serve a written notice on the breaching Party requiring the breaching Party to take immediate measures to remedy such breach. If such breach remains unremedied within 30 days from the date of delivery of the notice, the non-breaching Party shall have the right to terminate this Agreement unilaterally by written notice.

10.3.5 受不可抗力影响，任何一方可依据本协议第 9.5 条规定终止本协议。

10.3.5 Arising out of Force Majeure, either Party can terminate this Agreement in accordance with Article 9.5.

第 11 条 通知及送达

ARTICLE 11 SERVICE OF NOTICES AND SERVICE OF PROCESS

11.1 本协议项下任何一方向另一方发出的所有通知或书面通讯应以双方可以接收的方式发送。根据本协议发出的通知或通讯，如以快递的方式发出，通知信件交给快递服务公司后签收视为送达日期；如以微信或电子邮件的方式发出，则在发送后的第 1 个工作日为送达日期。

11.1 All notices or written communications to be given by any Party to the other hereunder shall be made in a manner that both Parties could receive such communications. All notices and other communications made pursuant to this Agreement shall be conclusively deemed to have been duly given: (a) at the date of receipt upon signature by the recipient after deposit with an overnight delivery service; or (b) at the next business day when sent via Wechat or E-mail.

11.2 所有通知和通讯应发往双方实际办公地址，或者任何一方以书面方式通知另一方的其他收件地址。如一方变更地址后未及时通知另一方，则另一方在未得到正式通知之前，将有关文件送达该方原地址即视为已送达该方。

11.2 All notices and communications shall be sent to the actual business addresses of the Parties or other mailing address notified by any Party to the other Party. If a Party fails to notify the other Party of a change of address in a timely manner after such change is addressed, documents delivered to the original address of such Party without formal notice to the other Party shall be deemed served to such Party.

第12条 费用

Article 12 FEES

12.1 无论本协议所述交易是否完成，因本协议和本次认购而发生的全部成本和开支，均应由发生该等成本和开支的一方自行支付。

12.1 Any and all of the costs and expenses to be incurred in connection with this Agreement and this Subscription shall be paid by the Party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement are completed.

12.2 各方同意，因本次认购所应缴纳的各项税费，由各方按照相关法律、法规的规定各自承担。

12.2 The Parties agree that all the taxes payable as a result of this Subscription shall be respectively borne by the Parties in accordance with the relevant laws and regulations.

第13条 其他

Article 13 MISCELLANEOUS

13.1 继受及转让，任何一方均不受限。

13.1 No Party shall be subject to succession or assignment restrictions.

13.2 可分割性。本协议任何条款不合法、无效或不能强制执行，均不影响本协议任何其他条款的合法性、效力或可强制执行性。如果本协议任何条款被裁定为无效或不具有可强制执行性，但若进行部分删除或修改仍可使之成为有效或具有可强制执行性，该等条款可在进行必要的删除或修改后继续实施。

13.2 Severability. The illegality, invalidity or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement. If any provision of this Agreement is held to be invalid or unenforceable, but would be valid and enforceable if deleted or modified in part, the provision shall be deemed to be modified or partially deleted as necessary and shall continue to be in effect as modified or partially deleted.

13.3 修订。任何对本协议的修改或补充，必须经各方协商一致并签订书面修改或补充文件。任何对本协议的修改或补充文件均是本协议不可分割的一部分，与本协议具有同等效力。修改或补充文件与本协议发生冲突时，以修改或补充文件为准。

13.3 Amendment. Any amendment or supplement to this Agreement shall be agreed upon by the Parties, and a written amendment or supplement document shall be executed by the Parties through mutual assent. Any amendment or supplement document shall be an integral part of this Agreement and shall have equal force and effect as this Agreement. In the event that there is any conflict between the amendment or supplement document and this Agreement, the amendment or supplement document shall prevail.

13.4 放弃。如本协议任何一方放弃追究其他方在本协议项下的任何违约责任，则该项放弃应当由放弃追究的一方以经其签署的书面方式作出，且该项放弃不应被视为放弃追究其他方在本协议项下的其他违约责任。

13.4 Waiver. If any Party to this Agreement waives any breach of this Agreement by the other Party, such waiver shall be made in a written instrument signed by the waiving Party, which shall not be deemed as a waiver of any other breach of this Agreement by the other Party.

13.5 完整协议。本协议构成了各方就本协议项下标的事项的全部协议，并取代此前各方就本协议项下标的事项的所有书面和口头的协议及此前的所有其他通信及安排。

13.5 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereunder and supersedes all prior written and oral agreements and all prior other communications and arrangements among the Parties with respect to the subject matter hereunder.

13.6 本协议采用中英文书写，各方签字即生效。正本一式贰份，各方各执壹份，各份具有同等的法律效力。如中文版本和英文版本有任何冲突，以中文版本为准。

13.6 This Agreement is written in Chinese and English and shall become effective upon signature by the Parties. This Agreement is made in two originals, with each Party holding one original, with each original having the same legal effect. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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【买方】

[Purchaser]

授权代表（签字）：________________

Authorized Representative (Signature):

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(Intentionally Left Blank. Signature Page to the Share Subscription Agreement)

Glory Star New Media Group Holdings Limited

授权代表（签字）：________________

Authorized Representative (Signature):